                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant [X]  Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
     (AS PERMITTED BY RULE 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                            LUFKIN INDUSTRIES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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Last update: 02/22/2002

                            LUFKIN INDUSTRIES, INC.
                                 Lufkin, Texas

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            To Be Held May 7, 2003

TO THE SHAREHOLDERS OF LUFKIN INDUSTRIES, INC.

   Notice is hereby given that the Annual Meeting of the Shareholders of Lufkin Industries, Inc., a Texas corporation, will be held at the Museum of East Texas, 503 North Second, Lufkin, Texas, on the 7th day of May, 2003, at 9:00 a.m. local time, for the following purposes:

    1. To elect three directors to the Company's board to serve until the annual shareholders' meeting held in 2006 or until their successors have been elected and qualified;

    2. To transact such other business as may properly come before the meeting or any adjournments thereof.

   Only shareholders of record at the close of business on March 14, 2003 are entitled to notice of and to vote at the meeting.

   You are kindly requested to mark, sign, date and return the enclosed proxy promptly, regardless of whether you expect to attend the meeting, in order to ensure a quorum. If you are present at the meeting, and wish to do so, you may revoke the proxy and vote in person.

   It is sincerely hoped that it will be possible for you to personally attend the meeting.

                                          PAUL G. PEREZ
                                                        Secretary

April 1, 2003

                            LUFKIN INDUSTRIES, INC.
                               601 South Raguet
                              Lufkin, Texas 75904

                                PROXY STATEMENT

--------------------------------------------------------------------------------

GENERAL INFORMATION

--------------------------------------------------------------------------------

   The accompanying proxy is solicited by the Board of Directors of Lufkin Industries, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on May 7, 2003, and any adjournments thereof. The annual meeting will be held at 9:00 a.m. local time, at the Museum of East Texas, 503 North Second, Lufkin, Texas. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with the directions noted thereon; or if no direction is indicated, it will be voted in favor of the proposals set forth in the notice attached to this Proxy Statement.

   Each shareholder of the Company giving a proxy has the unconditional right to revoke his or her proxy at any time prior to its exercise, either in person at the Annual Meeting of Shareholders or by oral or written notice to the Company addressed to Secretary, Lufkin Industries, Inc., 601 South Raguet, Lufkin, Texas 75904, phone number (936) 634-2211. A shareholder entitled to vote for the election of directors can withhold authority to vote for all nominees for directors or can withhold authority to vote for certain nominees for directors. Abstentions from the proposal to elect directors are treated as votes against the particular proposal. Broker non-votes on any of such matters are treated as shares as to which voting power has been withheld by the beneficial holders of those shares and, therefore, as shares not entitled to vote on the proposal as to which there is the broker non-vote.

   In addition to the solicitation of proxies by use of this Proxy Statement, directors, officers and employees of the Company may solicit the return of proxies by mail, personal interview, telephone or facsimile. Officers and employees of the Company will not receive additional compensation for their solicitation efforts, but they will be reimbursed for any out-of-pocket expenses incurred. Brokerage houses and other custodians, nominees and fiduciaries will be requested, in connection with the stock registered in their names, to forward solicitation materials to the beneficial owners of such stock.

   All costs of preparing, printing, assembling and mailing the Notice of Annual Meeting of Shareholders, this Proxy Statement, the enclosed form of proxy and any additional materials, as well as the cost of forwarding solicitation materials to the beneficial owners of stock and all other costs of solicitation, will be borne by the Company. The approximate date on which this Proxy Statement will first be sent to shareholders is April 1, 2003.

--------------------------------------------------------------------------------

QUORUM AND VOTING SECURITIES

--------------------------------------------------------------------------------

   At the close of business on March 14, 2003, which is the record date for the determination of shareholders of the Company entitled to receive notice of and to vote at the annual meeting or any adjournments thereof, the Company had outstanding 6,527,919 shares of common stock, $1.00 par value (the "Common Stock"). Each share of Common Stock is entitled to one vote upon each of the matters to be voted on at the meeting.

   The presence, either in person or by proxy, of holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. A majority vote is required for the election of directors in Proposal Number 1. Withholding authority to vote for a director nominee and broker non-votes in the election of directors will not affect the outcome of the election of directors.

--------------------------------------------------------------------------------

PROPOSAL NO. 1:  ELECTION OF DIRECTORS

--------------------------------------------------------------------------------

   The Board of Directors has nominated and urges you to vote FOR the election of the three directors who have been nominated to serve a three-year term of office in the 2006 class of directors. Proxies solicited hereby will be so voted unless shareholders specify otherwise in their proxies. The affirmative vote of the holders of a majority of the Common Stock present in person or by proxy at the meeting and entitled to vote is required for approval of this Proposal.

   The Company's Fourth Restated Articles of Incorporation (the "Articles") divide the Board of Directors, with respect to terms of office, into three classes, designated as Class I, Class II and Class III. Each class of directors is to be elected to serve a three-year term and is to consist of, as nearly as possible, one-third of the members of the entire Board. In accordance with the Company's Bylaws, the Company's Board of Directors is currently fixed at nine members.

   The term of office of each of the Class III Directors expires at the time of the 2003 Annual Meeting of Shareholders, or as soon thereafter as their successors are elected or qualified. Mr. D. V. Smith, Mr. S. W. Henderson, III and Mr. J. F. Anderson have been nominated to serve a three-year term as Class III Directors. Each of the nominees has consented to be named in this Proxy Statement and to serve as a director, if elected.

   It is intended that the proxies solicited hereby will be voted FOR the election of the nominees for director listed below, unless authority to do so has been withheld. If, at the time of the 2003 Annual Meeting of Shareholders, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy will be used to vote for a substitute or substitutes designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

Nominees for Director

   The nominees for Class III Directors, if elected, whose term of office will expire in 2006, and certain additional information with respect to each of them, are as follows:

      Douglas V. Smith, President, Chief Executive Officer and Chairman of the Board of the Company. Age 60. Mr. Smith was elected President and Chief Executive Officer of the Company in January 1993 and Chairman of the Board in May 1995. He was also elected as a director in January 1993.

      Simon W. Henderson, III, Manager of his own investments. Age 69. Mr. Henderson has been a director of the Company since 1971 and currently serves as a member of the Compensation Committee and the Executive Committee.

      John F. Anderson, Manager of his own investments. Age 60. Mr. Anderson will serve as a member of the Pension Committee and the Executive Committee.

Report of the Audit Committee

   The Audit Committee of the Board of Directors includes five directors who are independent, as defined by the standards of the New York Stock Exchange. The Audit Committee assists the Board in overseeing matters relating to the accounting and financial reporting practices of the Company, the adequacy of its internal controls and the quality and integrity of its financial statements. The Audit Committee's functions include making recommendations concerning the engagement of independent auditors, reviewing with the independent auditors the plan and results of the auditing engagement, reviewing the scope and results of the Company's procedures for internal auditing, reviewing professional services provided by the independent auditors, reviewing the independence of the independent auditors, considering the range of audit and non-audit fees and reviewing the adequacy of the Company's internal accounting controls. In May 2000, the Board adopted a new Audit

Committee Charter. As set forth in the Audit Committee Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, and for the procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

   The Audit Committee met seven times during the year ended December 31, 2002. In performing its oversight function, the Audit Committee reviewed and discussed with management and the independent auditors the interim financial statements as well as the annual financial statements and the independent auditor's examination and report on the Company's annual financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by generally accepted auditing standards, including those described in Statement of Auditing Standards No. 61, as amended, "Communication with Audit Committees," as currently in effect. The Audit Committee has also received the written disclosure statement from the independent auditors required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Committee also discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence.

   The Audit Committee reviewed the Company's audited financial statements for the year ended December 31, 2002, and discussed them with management and the independent auditors. Based on the review and discussions, the Audit Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

  Principal Accounting Firm Fees

   The following table sets forth the aggregate fees incurred by the Company to independent auditors during the year ended December 31, 2002:

     Audit Fees.................................................. $286,000
     Financial Information Systems Design and Implementation Fees        0
     All Other Fees:
     Audit Related...............................................   50,540
     Other - Tax Services........................................  237,571
                                                                  --------
     Total All Other Fees........................................  288,111
                                                                  --------
            Total................................................ $574,111
                                                                  ========

   The above fees incurred by the Company to independent auditors during 2002 contain no consulting related work.

   The Audit Committee has considered whether the provision of non-audit services by the Company's independent auditors is compatible with maintaining auditor independence.

   This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

   Deloitte & Touche, LLP, independent public accountants, audited the Company's consolidated financial statements for fiscal year ended December 31, 2002, and have advised the Company that they will have a representative at the May 7, 2003 Annual Meeting of Shareholders to respond to appropriate questions. Such representative will be permitted to make a statement if he desires to do so.

   The following members of the Audit Committee have delivered the foregoing report:

   John H. Lollar, Chairman
   B. H. O'Neal
   Melvin E. Kurth, Jr.
   J. T. Jongebloed
   R. T. Blakely

--------------------------------------------------------------------------------

COMPANY INFORMATION

--------------------------------------------------------------------------------

              INFORMATION ABOUT CURRENT AND CONTINUING DIRECTORS

   Information about Mr. Smith, Mr. Henderson and Mr. Anderson can be found above under "Nominees for Director." as Class III Directors whose term of office will continue after the meeting and expire in 2006.

   The Class I Directors, whose present term of office as directors will continue after the meeting and expire in 2004, and certain additional information with respect to each of them, are as follows:

      John H. Lollar, Managing Partner of Newgulf Exploration, L. P. Age 64. Mr. Lollar previously was Chairman, President and Chief Executive Officer of Cabot Oil and Gas Corporation. He became a director of the Company in 1997 and currently serves as a member of the Compensation Committee and Chairman of the Audit Committee. He is a director of Plains Exploration and Production Company, Inc.

      Bob H. O'Neal, formerly President of Stewart & Stevenson Services, Inc. Age 68. Mr. O'Neal became a director in 1992 and currently serves as a member of the Audit Committee and Chairman of the Compensation Committee.

      Thomas E. Wiener, Attorney. Age 62. Mr. Wiener became a director of the Company in 1987 and currently serves on the Pension Committee and the Executive Committee.

   The Class II Directors, whose present term of office as directors will continue after the meeting and expire in 2003, and certain additional information with respect to each of them, are as follows:

      H. J. Trout, Jr., Manager of his own investments. Age 57. Mr. Trout has been a director of the Company since 1980 and serves as a member of the Executive Committee and Chairman of the Pension Committee.

      J. T. Jongebloed, formerly Chairman, President & Chief Executive Officer of Pool Energy Services, Inc. from 1978-1999. Age 61. Additionally, Mr. Jongebloed is on the Board of Directors of Neuvo Energy. He became a director of the Company in 2002 and serves as a member of the Audit Committee and the Pension Committee.

      R. T. Blakely, President of Performance Enhancement Group, Inc. Age 61. Additionally, he is currently a trustee of Cornell University. Mr. Blakely previously served as Executive Vice President and Chief Financial Officer with Lyondell Chemical Company. He became a director of the Company in 2003 and serves as a member of the Audit Committee and Pension Committee.

Board Committees

   The Board of Directors has a standing Audit Committee. The Audit Committee is currently comprised of Messrs. J. H. Lollar, Chairman, M. E. Kurth, Jr., B.
H. O'Neal, R. T. Blakely and J. T. Jongebloed. The Audit Committee's responsibilities and functions are discussed above under the section entitled "Report of the Audit Committee".

   The Board of Directors also has a standing Compensation Committee which is currently comprised of Messrs. B. H. O'Neal, Chairman, S. W. Henderson III, J.
T. Jongebloed and J. H. Lollar. The functions performed by the Compensation Committee include: reviewing executive salary and bonus structure; reviewing the Company's stock option plan (and making grants thereunder); setting bonus goals; and approving salary and bonus awards to key executives.

Directors' Meetings and Compensation

   During 2002, the Audit Committee had seven meetings, the Compensation Committee had three meetings, the Executive Committee had two meetings, the Pension Committee had three meetings, the Nominating Committee had one meeting and the Board of Directors had five meetings. During 2002, each continuing member of the Board of Directors attended 75% or more of the meetings of the Board of Directors and the committees of which he was a member.

   During 2002, the directors received $1,000 for each meeting of the Board of Directors and $1,000 for each committee meeting that they attended in addition to a quarterly payment of $4,500. In addition, each director receives a 5,000 share stock option grant on the date of his election to the Board of Directors and options to purchase 1,000 shares each year thereafter as long as he continues on the Board.

                 INFORMATION ABOUT CURRENT EXECUTIVE OFFICERS

   The following information is submitted with respect to the executive officers of the Company:

                                                                     Executive Officer
     Name                    Position with Company               Age       Since
--------------- ------------------------------------------------ --- -----------------
D. V. Smith.... Chairman, President & Chief Executive Officer    60        1993
J. F. Glick.... Vice President--Power Transmission               50        1994
S. H. Semlinger Vice President--Trailer                          49        1992
L. M. Hoes..... Vice President--Oil Field                        56        1996
P. G. Perez.... Vice President/Secretary                         57        1996
R. D. Leslie... Vice President/Treasurer/Chief Financial Officer 57        1999

   There is no significant family relationship either by blood or by marriage among the officers of the Company.

   All of the executive officers of the Company, with the exception of Mr. Leslie, have been employed by the Company for more than five years in the same or similar positions. Mr. Leslie has been employed by the Company since October 1992. Prior to becoming the Company's Treasurer, Mr. Leslie served as the Company's Controller and Chief Accounting Officer. Prior to joining the Company, Mr. Leslie was employed by Sanifill, Inc. in Houston, Texas, as Vice President of Finance and Chief Accounting Officer. The executive officers of the Company serve at the request of the Board of Directors of the Company. The term of office for all executive officers expires at the next annual meeting of the Board of Directors of the Company.

                            EXECUTIVE COMPENSATION

Report of the Compensation Committee

   The Compensation Committee of the Board of Directors of Lufkin Industries, Inc. (the "Committee") is pleased to present the 2002 report on executive compensation. This report of the Committee documents the components of the Company's executive officer compensation program and describes the basis on which the compensation program determinations were made by the Committee with respect to the executive officers of the Company, including the executive officers that are named in the compensation tables. The Committee meets regularly and is comprised entirely of non-employee directors. The duty of the Committee is to review compensation levels of members of management, as well as administer the Company's various incentive plans including its annual bonus plan and its stock option plan. The Committee reviews in detail, with the Board of Directors, all aspects of compensation for all of the Company's senior officers.

   The Committee has retained the services of a national compensation consulting firm, to assist the Committee in connection with the performance of its various duties. Such firm provides advice to the Committee with respect to how compensation paid by the Company to its senior officers compares to compensation paid by other companies. Members of the Committee review compensation surveys provided by the consulting firm as well as surveys provided by other sources.

  Executive Compensation Program Philosophy

   The design of the Company's executive compensation program is based on three fundamental principles. First, compensation must support the concept of pay for performance, that is, compensation awards are directly related to the financial results of the Company, to increasing shareholders' value, and to individual contributions and accomplishments. As a result, much of an executive officer's compensation is "at risk" with annual bonus compensation, at target levels, amounting to approximately 35% of total cash compensation.

   The second principle of the program is that it should offer compensation opportunities competitive with those provided by other comparable industrial companies. It is essential that the Company be able to retain and reward its executives who are critical to the long-term success of the Company's diversified and complex businesses.

   The final principle is that the compensation program must provide a direct link between the long-term interests of the executives and the shareholders. Through the use of stock-based incentives, the Committee focuses the attention of executives on managing the Company from the perspective of an owner with an equity stake.

  Compensation Plan Components

   Base Salary. The Committee has established base salary levels for the Company's executive officers that are generally comparable to similar executive positions in companies of similar size and complexity as the Company. The Company obtains comparative salary information from published market surveys and from a national compensation consulting firm. The comparative data is from industrial companies of a comparable size in revenue during this period. The Company's salaries were competitive with the market at the fiftieth percentile in these comparisons. As part of its responsibilities, the Committee approves all salary changes for the Company's officers and bases individual salary changes on a combination of factors such as the performance of the executive, salary level relative to the competitive market, the salary increase budget for the Company, level of responsibility and the recommendation of the Chief Executive Officer. In accordance with its review process, the Committee approves base salary increases for those officers whose salary level and performance warranted an adjustment. Base salary increases approved for these officers in 2002 averaged 3.8%.

   Incentive Compensation. The Company's performance, or that of a division or business unit, as the case may be, for purposes of compensation decisions is measured under the annual bonus plan against goals established at the start of the year by the Committee. In each instance, the goals consisted in most part of making budgeted sales and expense levels, as well as subjective individual performance goals.

   Chief Executive Officer Compensation. Mr. Smith's base salary for 2002 was $410,000 and he received a bonus of $150,000. These amounts were determined by the Compensation Committee as a part of a three year employment contract that began on January 1, 1999. The term of the contract automatically extends for an additional year on each anniversary of the contract and currently expires on December 31, 2005. The Committee believes that the contract is competitive and that the employment contract is critical to attract and retain the best qualified executives.

   Stock Options. During 2002, the Committee also made stock option grants to the CEO and to each of the senior officers of the Company. Each of those officers received stock options which were based on his responsibilities and relative position in the Company. In 2002, 75,604 shares of stock options were granted to the Company's officers which compares to 71,561 shares granted to officers in 2001. Of the options granted to officers, 45,404 shares of stock options were granted to Mr. Smith in 2002 compared to 53,061 granted to him in 2001. The Committee's policy is to make stock option grants annually and for the purpose of tying a portion of the employees' compensation to the long-term performance of the Company's Common Stock. By making such grants, the Committee feels that these grants help senior officers' interests coincide with those of the shareholders.

   No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries. The following members of the Compensation Committee have delivered the foregoing report:

   B. H. O'Neal, Chairman
   S. W. Henderson, III
   J. H. Lollar

   The foregoing report and the performance graph and related description included in this Proxy Statement shall not be deemed to be filed with the Securities and Exchange Commission except to the extent the Company specifically incorporates such items by reference into a filing under the Securities Act of 1933 or Securities Exchange Act of 1934.

Compensation of Executive Officers

   The following table sets forth information with respect to the Chief Executive Officer and the four most highly compensated executive officers of the Company as to whom the total annual salary and bonus for the year ended December 31, 2002, exceeded $100,000:

                          SUMMARY COMPENSATION TABLE

                                                             Long-Term
                                                           Compensation
                  Annual Compensation                         Awards
-------------------------------------------------------    -------------
                                                           Stock Options    All Other
  Name and Principal Position       Year  Salary  Bonus(1)   (Shares)    Compensation(2)
--------------------------------    ---- -------- -------- ------------- ---------------
Douglas V. Smith................... 2002 $409,231 $150,000    45,404         $36,034
   President and                    2001  390,000  390,000    53,061          26,027
   Chief Executive Officer          2000  375,000  187,500    61,475          16,938

Larry M. Hoes...................... 2002  200,808   70,000    10,300          13,824
   Vice President                   2001  187,500  105,600     5,500          12,432
                                    2000  178,000   88,800     4,300           8,082

John F. Glick...................... 2002  176,577   60,000     7,800          11,686
   Vice President                   2001  171,000   82,500     4,500           9,390
                                    2000  165,000   37,400     4,300           7,480

Scott H. Semlinger................. 2002  168,577   20,000     7,800           9,592
   Vice President                   2001  163,000   44,000     4,500           8,949
                                    2000  156,000   35,600     4,300           8,295

Robert D. Leslie................... 2002  150,577   34,000     7,100          10,340
   Vice President, Treasurer and    2001  121,154   79,200     4,500           6,972
   Chief Financial Officer          2000  114,462   48,000     3,300           5,151

--------
(1) Annual bonus amounts are earned and accrued during the years indicated, and paid in the first quarter of the following year.
(2) The All Other Compensation consists of the Company's contribution to the Thrift Plan.

Stock Option Plans

   The Company has a stock option plan (the "2000 Plan"), pursuant to which options to purchase shares of the Company's stock are outstanding. The purpose of the 2000 Plan is to advance the best interests of the Company by providing those persons who have substantial responsibility for the management and growth of the Company with additional incentive by increasing their proprietary interest in the success of the Company. All options for stock are granted by the Compensation Committee. The term of the Company's previous stock option plan (the "1990 Plan") expired in 2000 and no future grants of awards under the 1990 Plan will be allowed. However, awards that have been issued prior to the expiration of the 1990 Plan but that have not expired will still be honored by the Company.

   The following table shows, as to the Chief Executive Officer and the four most highly compensated executive officers of the Company, information about option grants in the last year. The Company does not grant any Stock Appreciation Rights.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                          Potential Realizable
                                                                          Value of Assumed
                                                                          Annual Rates of Stock
                                                                          Price Appreciation
                            Individual Grants                              For Option Term
------------------------------------------------------------------------- ---------------------
                                  Percentage of
                                  Total Options
                        Options    Granted to
                        Granted     Employees   Exercise Price Expiration
        Name          (Shares)(1)    in 2002    (Per Share)(2)    Date      5%         10%
--------------------- ----------- ------------- -------------- ----------  -------   ---------
Douglas V. Smith(3)..   45,404         32%         $22.575     02/26/2012 644,614   1,633,579
Larry M. Hoes(4).....   10,300          7%          25.890     11/04/2012 167,705     424,999
John F. Glick(4).....    7,800          5%          25.890     11/04/2012 127,000     321,844
Scott H. Semlinger(4)    7,800          5%          25.890     11/04/2012 127,000     321,844
Robert D. Leslie(4)..    7,100          5%          25.890     11/04/2012 115,603     292,960

--------
(1) The options were granted for a term of ten years subject to earlier termination in certain events related to termination of employment.
(2) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.
(3) Options are 1/3 exercisable at time of grant, 1/3 starting twelve months after the grant date, with full vesting occurring on the second anniversary date.
(4) Options granted are exercisable starting twelve months after the grant date, with 25% of the shares becoming exercisable at that time and with an additional 25% of the option shares becoming exercisable on each successive anniversary date, with full vesting occurring on the fourth anniversary date.

   The following table presents information concerning exercises of stock options during 2002 and the unexercised options held at the end of 2002 by the Chief Executive Officer and the other named officers.

      AGGREGATED OPTION EXERCISES IN 2002 AND OPTION VALUES AT 12/31/2002

                                               Number of Securities      Value of Unexercised
                                              Underlying Unexercised         In-the-Money
                      Shares                  Options at 12/31/02 (#)  Options at 12/31/02 ($) (1)
                   Acquired on     Value     ------------------------- ---------------------------
       Name        Exercise (#) Realized ($) Exercisable Unexercisable Exercisable  Unexercisable
------------------ ------------ ------------ ----------- ------------- -----------  -------------
Douglas V. Smith..    39,000      340,822      195,317      47,956      1,047,526      116,247
Larry M. Hoes.....        --           --       26,525      18,075         85,855       25,355
John F. Glick.....        --           --       23,275      14,825         79,380       25,355
Scott H. Semlinger        --           --       18,275      14,825         53,130       25,355
Robert D. Leslie..     3,963       44,611       10,262      13,375         26,819       20,393

--------
(1) Values are based on the difference between the exercise price and the closing price of $23.450 per share of Common Stock on the last trading day of 2002. The actual value, if any, of the unexercised options will depend on the market price of the Common Stock at the time of exercise of the options.

Retirement Plan

   Certain employees of the Company, including its executive officers, are participants in the Company's Retirement Plan for Employees (the "Qualified Plan"). The Qualified Plan is a defined benefit plan, qualified under Section 401 of the Internal Revenue Code, which provides benefits based on an employee's years of service and covered compensation. Covered compensation consists of Salary and Bonus as set forth in the Summary Compensation Table on page 7 of this Proxy Statement. The benefits are based on the average of the highest five consecutive years of covered compensation received during the last ten years of service. Benefits are estimated on straight-life annuity computations and do reflect offsets for primary Social Security benefits. Under the Code, the maximum amount of compensation that can be considered by a tax-qualified plan is $170,000, subject to annual adjustments. In addition, the Code limits the maximum amount of benefits that may be paid under such a plan. Accordingly, the Company has adopted an unfunded, nonqualified plan ("Restoration Plan") to provide supplemental retirement benefits to covered executives. The Restoration Plan benefit is based on the same benefit formula for the Qualified Plan except that it does not limit the amount of a participant's compensation or maximum benefit. The Company also maintains an additional nonqualified plan ("SERP") for Mr. Smith, which credits him with an additional .5 years of service for each year of service credited to him under the Qualified Plan. The benefits calculated under the Restoration Plan and SERP are offset by the participant's benefit payable under the Qualified Plan. The following table shows the annual benefits payable upon retirement at age 65 for various compensation and years of credited service combinations under these plans. Payment of the specified retirement benefits is contingent upon continuation of the plans in their present form until the employee retires. Directors who are not, or who have not been, employees of the Company will not receive benefits under the plans. The years of credited service for the persons named in the Summary Compensation Table are: Mr. Smith, ten years (plus an additional five and one-half years under the SERP); Mr. Hoes, six years; Mr. Glick, eight years; Mr. Semlinger, twenty-seven years; and Mr. Leslie, ten years.

                                                   Estimated Annual Benefits Upon Retirement
                                             ------------------------------------------------------
Average Annual Compensation for Highest Five  15 Years   20 Years   25 Years   30 Years   35 Years
        Years During Last Ten Years          of Service of Service of Service of Service of Service
-------------------------------------------- ---------- ---------- ---------- ---------- ----------
                  $125,000..................  $ 32,369   $ 43,827   $ 55,286   $ 66,744   $ 66,744
                   150,000..................    39,244     52,994     66,744     80,494     80,494
                   175,000..................    46,119     62,161     78,202     94,244     94,244
                   200,000..................    52,994     71,327     89,661    107,994    107,994
                   225,000..................    59,869     80,494    101,119    121,744    121,744
                   250,000..................    66,744     89,661    112,577    135,494    135,494
                   300,000..................    80,494    107,994    135,494    162,994    162,994
                   400,000..................   107,994    144,661    181,327    217,994    217,994

Performance Graph

   The following performance graph compares the performance of the Company's common stock to the NASDAQ Market Value Index and to the Media General Oilfield Services Index (which includes the Company) for the last five years. The graph assumes that the value of the investment in the Company's common stock and each index was $100 at December 31, 1997.

                                     [CHART]

             Lufkin           Oil & Gas             NASDAQ
        Industries, Inc.  Equipment/Services     Market Index
        ----------------  ------------------     ------------
1997       100.00              100.00               100.00
1998        53.18               51.42               141.04
1999        45.20               68.98               248.76
2000        56.39               95.20               156.35
2001        86.62               67.03               124.64
2002        77.92               62.36                86.94


Compensation Committee Interlocks and Insider Participation

   During 2002, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Board of Directors of the Company, or (ii) a director of another entity, one of whose executive officers served on the Board of Directors of the Company or its subsidiaries.

   During 2002, no member of the compensation committee (or board committee performing equivalent functions) (i) was an officer or employee of the Company,
(ii) was formerly an officer of the Company or (iii) had any business relationship or conducted any transactions with the Company.

Employment Contract and Change in Control Arrangement

   The Company has entered into an employment contract with Mr. Smith that currently expires December 31, 2005, with a minimum annual salary of $410,000, subject to review annually by the Compensation Committee. The Company has also entered into a severance agreement with Mr. Smith that provides for severance benefits to be paid to him following a change in control of the Company (as defined) or a termination of his employment. Maximum severance benefits at December 31, 2002, would be approximately $2,400,000, payable in a lump sum payment, such amount representing three times the salary and bonus received by Mr. Smith during the year. Similar agreements were entered into by Messrs. Hoes, Glick, Semlinger, Leslie, and P. G. Perez, Vice President/Corporate Secretary, with maximum severance benefits at December 31, 2002, of approximately $613,000, $518,000, $425,000, $460,000 and $445,000,
respectively. These amounts represent two times the salary and bonus received by these individuals during the year.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table reflects the beneficial ownership of the Company's Common Stock as of December 31, 2002, with respect to (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock; (ii) the directors and nominees for director;
(iii) each executive officer named in the Summary Compensation Table and (iv) the Company's directors and officers as a group.

                                                  Number of Shares    Percent
            Name of Beneficial Owner            Owned Beneficially(1) of Class
 ---------------------------------------------- --------------------- --------
 Fidelity Management and Research..............        453,700           7.0%
 Dimensional Funds Advisors, Inc...............        433,600           6.6%
 John F. Anderson..............................         21,324             *
 John F. Glick.................................         26,175             *
 Simon W. Henderson, III.......................         83,179           1.3%
 Larry M. Hoes.................................         28,545             *
 James T. Jongebloed...........................          5,000             *
 Melvin E. Kurth, Jr...........................         71,716           1.1%
 Robert D. Leslie..............................         10,263             *
 John H. Lollar................................         12,000             *
 Bob H. O'Neal.................................         11,500             *
 Paul G. Perez.................................         23,251             *
 Scott H. Semlinger............................         18,630             *
 Douglas V. Smith..............................        208,317           3.2%
 H. J. Trout, Jr...............................        255,926           3.9%
 Thomas E. Wiener..............................         25,372             *
 Directors and Officers as a group (14 persons)        801,198          12.2%

--------
* Indicates ownership of less than one percent of the outstanding shares of Common Stock of the Company.
(1) Includes shares subject to presently exercisable options.

   Each director and nominee for director listed above possesses sole voting and investment powers as to all the shares listed as being beneficially owned by such person. The shares listed above include 7,093 shares held in a family limited partnership over which Mr. Henderson shares investment and voting control.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons holding more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission ("SEC") and any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted (i) initial reports of ownership, (ii) reports of changes in ownership and (iii) annual reports of ownership of Common Stock and other equity securities of the Company. Such directors, officers and ten-percent shareholders are also required to furnish the Company with copies of all such filed reports.

   Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required during 2002, the Company believes that all Section 16(a) reporting requirements related to the Company's directors and executive officers were timely fulfilled during 2002.

--------------------------------------------------------------------------------

PROPOSALS OF SHAREHOLDERS

--------------------------------------------------------------------------------

   A proposal of a shareholder intended to be presented at the next annual meeting must be received at the Company's principal executive offices no later than November 30, 2003, if the shareholder making the proposal desires such proposal to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting. The Company has also adopted Bylaw provisions which require that nominations of persons for election to the Board of Directors and the proposal of business by shareholders at an annual meeting of shareholders must fulfill certain requirements which include the requirement that notice of such nominations or proposals must be delivered to the Secretary of the Company not less than 60 days nor more than 90 days prior to the anniversary of the prior annual meeting. In order to be timely for next year's annual meeting such notice must be delivered between February 1, 2004, and March 3, 2004. If such timely notice of a shareholder proposal is not given, the proposal may not be brought before the annual meeting. If timely notice is given but is not accompanied by a written statement to the extent required by applicable securities laws, the Company may exercise discretionary voting authority over proxies with respect to such proposal if presented at the annual meeting.

--------------------------------------------------------------------------------

ADDITIONAL FINANCIAL INFORMATION

--------------------------------------------------------------------------------

   Shareholders may obtain additional financial information for the year ended December 31, 2002, from the Company's Form 10-K Report filed with the Securities and Exchange Commission. A copy of the Form 10-K Report may be obtained without charge by written request to the Secretary, Lufkin Industries, Inc., P.O. Box 849, Lufkin, Texas 75902.

--------------------------------------------------------------------------------

OTHER MATTERS

--------------------------------------------------------------------------------

   The Board of Directors has at this time no knowledge of any matters to be brought before the meeting other than those referred to above. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their best judgment on such matters.

                                          By Order of the Board of Directors

                                          PAUL G. PEREZ
                                            Secretary

April 1, 2003

Lufkin Industries, Inc.                         000000 0000000000 0 0000
                                                000000000.000 ext
                                                000000000.000 ext
MR A SAMPLE                                     000000000.000 ext
DESIGNATION (IF ANY)                            000000000.000 ext
ADD 1                                           000000000.000 ext
ADD 2                                           000000000.000 ext
ADD 3                                           000000000.000 ext
ADD 4
ADD 5                                           Holder Account Number
ADD 6
                                                C 1234567890 J N T


                                                [Bar Code]


                                                [ ] Mark this box with an X if
                                                    you have made changes to
                                                    your name or address details
                                                    above.

--------------------------------------------------------------------------------
Annual Meeting Proxy Card
--------------------------------------------------------------------------------

[A] Election of Directors

1. The Board of Directors recommends
   a vote FOR the listed nominees.

                                        FOR     WITHHOLD
01 - D.V. Smith                         [ ]       [ ]
02 - S.W. Henderson, III                [ ]       [ ]
03 - J.F. Anderson                      [ ]       [ ]








[B] Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian etc., please give full title as such. For joint accounts each joint owner should sign.


Signature 1 - Please keep signature within the box
|-------------------------------------------------|
|                                                 |
|-------------------------------------------------|

Signature 2 - Please keep signature within the box
|-------------------------------------------------|
|                                                 |
|-------------------------------------------------|

Date (mm/dd/yyyy)
|-------------------------------------------------|
|             /                /                  |
|-------------------------------------------------|

--------------------------------------------------------------------------------
Proxy - Lufkin Industries, Inc.
--------------------------------------------------------------------------------

This Proxy is Solicited by the Board of Directors

The undersigned hereby constitutes and appoints DOUGLAS V. SMITH and PAUL G. PEREZ, and each or either of them, lawful attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to attend the annual meeting of shareholders of LUFKIN INDUSTRIES, INC., (herein the "Company") to be held at the Museum of East Texas, 503 North Second, Lufkin, Texas, at 9:00 a.m., Lufkin time on the 7th day of May, 2003, and any adjournment(s) thereof, with all powers the undersigned would possess if personally present and to vote thereat, as provided below, the number of shares the undersigned would be entitled to vote if personally present.

1. Election of D.V. Smith, S.W. Henderson, III and J.F. Anderson to the Company's board to serve until the annual shareholders' meeting held in 2006 or until their successors have been elected and qualified.

In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other business as may properly come before such meeting or any adjournments thereof.

Every properly signed proxy will be voted in accordance with the specification made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. All prior proxies are hereby revoked.

This proxy will also be voted in accordance with the discretion of the proxies or proxy on any other business. Receipt is hereby acknowledged of the Notice of Annual Meeting and Proxy Statement of the Company dated April 1, 2003.